UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2007
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     The disclosure set forth below under Item 5.02(e) is hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On September 17, 2007, TRM Corporation (the “Company”) and Daniel E. O’Brien entered into a Severance Agreement and Release of Claims (“Agreement”). As previously disclosed in a Current Report on Form 8-K filed on August 3, 2007, Mr. O’Brien resigned as the Company’s Chief Financial Officer effective on August 1, 2007.
     The Agreement provides that the Company will pay Mr. O’Brien (i) $170,000 as a severance payment, (ii) $20,000 as a previously awarded but unpaid “stay bonus”, and (iii) $17,039 as payment for accrued but unused paid-time-off, plus his salary for August 2007, to the extent it was not previously paid. Additionally, the Company may engage Mr. O’Brien for consulting services for a period of six months from the termination of his employment, at a rate of $200 per hour pursuant to a separate consulting agreement to be agreed upon by the parties. Should the Company require Mr. O’Brien’s consulting services for any reason, including litigation, after the consulting term has expired, the Company will compensate Mr. O’Brien at the rate of $200 per hour plus expenses.
     Pursuant to the Agreement, the Company took all necessary corporate action to cause the vesting of all unvested restricted stock or stock options and extended the expiration date of the stock options to five years from the termination of employment. Additionally, the Company will pay the fee for one year of outplacement services provided that such fee shall not exceed $14,000. The Agreement also provides that if Mr. O’Brien elects to continue health insurance coverage in accordance with the requirements of COBRA, and subject to the terms and conditions of the Company’s group health insurance plan, the Company shall pay the Mr. O’Brien’s share of health insurance premium for family coverage for one year from the termination of his employment.
     The Agreement also contains non-competition and non-solicitation covenants that extend for twelve months following termination of his employment as well as confidentiality and non-disparagement covenants. Mr. O’Brien has provided the Company with a general release of any and all claims which he has or may have against the Company.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
10.1	Severance Agreement and Release of Claims dated September 17, 2007, by and between Daniel E. O’Brien and TRM Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Richard B. Stern
		Name:	Richard B. Stern
Date: September 19, 2007		Title:	Chief Executive Officer

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